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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 8, 2000

QUIDEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10961	94-2573850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10165 McKellar Court San Diego, Ca		92121
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (858) 552-1100

(Former name or former address, if changed since last report)

Item 2.  Acquisition Or Disposition of Assets.

    This Amendment No. 1 to the Current Report of Quidel Corporation (the "Registrant") on Form 8-K dated December 8, 2000 (the "Report") relates to the Registrant's completion of the acquisition of Litmus Concepts, Inc., a California corporation ("Litmus"). The purpose of this Amendment is to amend Item 7(a) to provide the financial statements of Litmus, Item 7(b) to provide the required pro forma financial information relating to the business combination between the Registrant and Litmus, which were impracticable to provide at the time of the initial filing of the Current Report on Form 8-K and to amend Item 7(c) to include the consent of Arthur Andersen LLP.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

a)
Financial Statements of Litmus Concepts, Inc.

(i)
The audited balance sheets of Litmus Concepts, Inc. as of June 30, 2000 and 1999, the audited statements of operations, changes in shareholders' equity and cash flows of Litmus for the years then ended, and the related notes and the report of Arthur Andersen LLP.

(ii)
The unaudited balance sheet of Litmus as of September 30, 2000, the unaudited statements of operations and cash flows of Litmus for the three months ended and the related notes thereto.

b)
Pro forma financial information.

c)
Exhibits.

1.
Consent of Arthur Andersen LLP.

LITMUS CONCEPTS, INC.
Financial Statements
As of June 30, 2000 and 1999
Together with Report of Independent Public Accountants

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Litmus Concepts, Inc.:

    We have audited the accompanying balance sheets of Litmus Concepts, Inc. (a California corporation) as of June 30, 2000 and 1999, and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Litmus Concepts, Inc. as of June 30, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP
San Jose, California
November 22, 2000

LITMUS CONCEPTS, INC.

Balance Sheets—As of June 30, 2000 and 1999

	2000	1999
Assets
Current Assets:
Cash and cash equivalents	$403,000	$1,555,000
Short-term investments	—	535,000
Accounts receivable, net of allowance for doubtful accounts of $10,000 and $0 as of June 30, 2000 and 1999, respectively	31,000	23,000
Inventory	202,000	274,000
Deferred interest	101,000	—
Prepaid expenses and other	28,000	33,000

Total current assets	765,000	2,420,000
Property and Equipment, net	141,000	338,000
Other Assets	18,000	18,000

Total assets	$924,000	$2,776,000

Liabilities and Shareholders' Equity (Deficit)
Current Liabilities:
Current portion of obligations under capital leases	$—	$143,000
Notes payable	700,000	—
Accounts payable	197,000	144,000
Accrued liabilities	344,000	239,000
Deferred revenue	304,000	—

Total liabilities	1,545,000	526,000

Commitments and Contingencies (Note 4)
Shareholders' Equity (Deficit):
Series A Preferred Stock, no par value:
Authorized—500,000 shares
Issued—497,075 and 478,750 shares in 2000 and 1999, respectively ($994,000 liquidation preference)	919,000	919,000
Series B Preferred Stock, no par value:
Authorized—150,000 shares
Issued—150,000 shares in 2000 and 1999 ($750,000 liquidation preference)	745,000	745,000
Series C Preferred Stock, no par value:
Authorized—200,000 shares
Issued—200,000 shares in 2000 and 1999 ($1,000,000 liquidation preference)	996,000	996,000
Series D Preferred Stock, no par value:
Authorized—250,000 shares
Issued—249,750 shares in 2000 and 1999 ($1,998,000 liquidation preference)	1,991,000	1,991,000
Series E Preferred Stock, no par value:
Authorized—450,000 shares
Issued—418,218 shares in 2000 and 1999 ($10,000,000 liquidation preference)	9,971,000	9,971,000
Common stock, no par value:
Authorized—10,000,000 shares
Issued—2,324,636 shares in 2000 and 1999	399,000	264,000
Accumulated deficit	(15,642,000)	(12,636,000)

Total shareholders' equity (deficit)	(621,000)	2,250,000

Total liabilities and shareholders' equity (deficit)	$924,000	$2,776,000

The accompanying notes to financial statements are an integral part of these statements.

LITMUS CONCEPTS, INC.

Statements of Operations

For the Years Ended June 30, 2000 and 1999

	2000	1999
Revenues:
Product revenue	$415,000	$267,000

Operating Costs:
Cost of product revenue	1,306,000	187,000
Research and development	1,031,000	2,704,000
Selling, general and administrative	1,063,000	982,000

Total operating costs	3,400,000	3,873,000

Loss from operations	(2,985,000)	(3,606,000)

Other Income (Expense):
Interest income	19,000	156,000
Interest expense	(40,000)	(16,000)

Total other income (expense), net	(21,000)	140,000

Net loss	$(3,006,000)	$(3,466,000)

Basic and diluted net loss per share	$(1.29)	$(1.51)

Shares used in basic and diluted loss per share	2,324,636	2,289,636

The accompanying notes to financial statements are an integral part of these statements.

LITMUS CONCEPTS, INC.

Statements of Shareholders' Equity (Deficit)

	Preferred Stock		Common Stock
					Accumulated Deficit
	Shares	Amount	Shares	Amount		Total
Balance, June 30, 1998	1,496,718	$14,622,000	2,234,261	$195,000	$(9,170,000)	$5,647,000
Exercise of stock options	—	—	35,375	14,000	—	14,000
Exercise of common stock warrants	—	—	55,000	55,000	—	55,000
Net loss	—	—	—	—	(3,466,000)	(3,466,000)

Balance, June 30, 1999	1,496,718	14,622,000	2,324,636	264,000	(12,636,000)	2,250,000
Valuation of common stock options and warrants issued to nonemployees	—	—	—	135,000	—	135,000
Net exercise of preferred stock warrants	18,325	—	—	—	—	—
Net loss	—	—	—	—	(3,006,000)	(3,006,000)

Balance, June 30, 2000	1,515,043	$14,622,000	2,324,636	$399,000	$(15,642,000)	$(621,000)

The accompanying notes to financial statements are an integral part of these statements.

LITMUS CONCEPTS, INC.

Statements of Cash Flows

For the Years Ended June 30, 2000 and 1999

	2000	1999
Cash Flows from Operating Activities:
Net loss	$(3,006,000)	$(3,466,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	321,000	315,000
Options issued for services	23,000	—
Changes in operating assets and liabilities:
Accounts receivable	(8,000)	366,000
Inventory	72,000	10,000
Prepaid expenses and other	5,000	14,000
Accounts payable	53,000	(5,000)
Accrued liabilities	105,000	(49,000)
Deferred revenue	304,000	—

Net cash used in operating activities	(2,131,000)	(2,815,000)

Cash Flows from Investing Activities:
Purchase of property and equipment	(113,000)	(63,000)
Release of cash from restriction	—	1,018,000
Purchase of investments	—	(535,000)
Proceeds from sale of investments	535,000	—

Net cash provided by investing activities	422,000	420,000

Cash Flows from Financing Activities:
Payments of capital lease obligations	(143,000)	(203,000)
Proceeds from issuance of common stock	—	69,000
Proceeds from notes payable	700,000	—

Net cash provided by (used in) financing activities	557,000	(134,000)

Net decrease in cash and cash equivalents	(1,152,000)	(2,529,000)
Cash and Cash Equivalents:
Beginning of year	1,555,000	4,084,000

End of year	$403,000	$1,555,000

Supplemental Disclosure of Cash Flow Information:
Cash payments for interest	$29,000	$16,000

Noncash Financing Activities:
Net exercise of warrants to purchase 20,000 shares of Series A preferred stock at $2.00 per share	$40,000	$—

Deferred interest in connection with warrants granted in connection with line of credit	$112,000	$—

The accompanying notes to financial statements are an integral part of these statements.

LITMUS CONCEPTS, INC.

Notes to Financial Statements

June 30, 2000 and 1999

1.  Organization and Operations

    Litmus Concepts, Inc. (the "Company") is a California corporation which develops and manufactures proprietary and patented point of care, colorimetric diagnostic tests with diverse applications in the clinical sectors. Two of the Company's products have received FDA approval and are currently marketed worldwide.

    The Company is subject to certain risks common to companies in similar stages of development, including the uncertainty of obtaining additional financing, uncertainty of regulatory approval, uncertainty of market acceptance, limited manufacturing, marketing and sales experience and uncertainty of future profitability.

2.  Significant Accounting Policies

  Basis of Presentation

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  Cash and Cash Equivalents

    For purposes of the statements of cash flows, the Company considers investments with original maturities of three months or less to be cash equivalents.

  Inventory

    Inventory is stated at the lower of cost (first-in, first-out method) or market and includes materials, labor and manufacturing overhead costs. Inventory held for trials or samples are expensed as incurred. All inventory is evaluated on a periodic basis for obsolescence and adjustments are made accordingly.
    Inventory consisted of the following:

	June 30,
	2000	1999
Raw materials	$158,000	$160,000
Work-in-process	25,000	69,000
Finished goods	19,000	45,000

	$202,000	$274,000

  Property and Equipment

    Property and equipment has been recorded at cost. Depreciation is computed on the straight-line method based on estimated useful lives, generally 5 years. Leasehold improvements are depreciated over the life of the asset or the remaining term of the lease, whichever is shorter. Maintenance and repairs are charged to expense, and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and the gain or loss is included in operations.

    Property and equipment consisted of the following:

	June 30,
	2000	1999
Equipment	$2,158,000	$2,076,000
Computers and software	160,000	140,000
Leasehold improvements	125,000	114,000

	2,443,000	2,330,000
Less: Accumulated depreciation	(2,302,000)	(1,992,000)

	$141,000	$338,000

  Accrued Liabilities

    Accrued liabilities consisted of the following:

	June 30,
	2000	1999
Accrued vacation	$132,000	$130,000
Deferred compensation	131,000	—
Accrued payroll and other	81,000	109,000

	$344,000	$239,000

  Revenue Recognition

    Revenue from product sales is recognized when the products are shipped. The Company has recorded deferred revenue as a result of payments from Cooper Surgical, Inc. ("Cooper") received in advance of product shipment. Deferred revenue will be recognized in the future as the Company delivers its products to Cooper.

  Research and Development Expenses

    Research and development costs are expensed as incurred and consist of salaries and other direct costs.

  Computation of Loss Per Share

    Basic and diluted loss per share is computed based upon the weighted average number of shares of common stock outstanding during the period. Potentially dilutive securities include options granted under the Company's stock option plan and outstanding warrants, both using the treasury stock method. Potentially dilutive securities were not used to calculate diluted loss per share because of their anti-dilutive effect.

  Comprehensive Income

    The Company has implemented Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. As of June 30, 2000 and 1999, and for the years then ended, the Company did not have any reportable components of comprehensive income.

  Recent Accounting Pronouncements

    In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's view in applying accounting principles generally accepted in the United States to revenue recognition in financial statements. SAB No. 101 must be implemented no later than the last fiscal quarter of the fiscal year beginning after December 15, 1999. Management has reviewed the impact of SAB No. 101 on the Company's financial statements and does not expect to record a cumulative effect pre-tax adjustment when the Company adopts the provisions of SAB No. 101 in the fourth quarter of fiscal 2001.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and in June 1999 issued SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133." The objective of the statement is to establish accounting and reporting standards for derivative instruments and hedging activities. Management believes that the Company will not be effected by the adoption of SFAS No. 133 in the first quarter of fiscal 2001 as the Company did not have, nor was a party thereto, any derivative instruments or hedging activities as defined by this SFAS No. 133 as of June 30, 2000.

    In April 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation Number ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation: an Interpretation of FASB Opinion No. 25." FIN 44 affects awards and modifications made after December 15, 1998. Management believes that their accounting policies comply with the applicable provisions of FIN 44.

3.  Notes Payable

    In March 2000, the Company entered into a loan and security agreement with a bank which provides for borrowings for working capital and operating expenses of up to $1.5 million contingent upon the existence of sufficient collateral to cover the loan amount. The agreement requires the Company to maintain compliance with certain financial and other covenants. Amounts borrowed under the agreement bear interest at the bank's prime rate plus 0.5% (10.0% at June 30, 2000). The borrowings mature in March 2001. At November 22, 2000, $700,000 was outstanding under the agreement.

    Two shareholders and a warrant holder of the Company have pledged collateral to secure the line of credit referred to above. In connection with the pledge of collateral, warrants for 70,000 shares of common stock were issued to the shareholders (see Note 5).

4.  Commitments and Contingencies

  Litigation

    The Company is subject to various contingencies and claims arising in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these matters will not have a material adverse effect on the Company's financial position or results of operations.

  Operating Lease

    The Company leases its facility under a noncancellable, five-year operating lease expiring July 31, 2004. Payments are adjusted annually based upon certain published indices. Future minimum rental payments required under the lease are as follows:

Fiscal Year
2001	$226,000
2002	226,000
2003	226,000
2004	226,000
2005	19,000

$923,000

    Rental expense under the operating lease agreement was $261,000 and $251,000 for the years ended June 30, 2000 and 1999, respectively.

5.  Shareholders' Equity (Deficit)

  Capital Stock

    At June 30, 2000, the Company was authorized to issue 10,000,000 shares of common stock with no par value and 5,000,000 shares of preferred stock with no par value. The shares of preferred stock outstanding at June 30, 2000 are as follows:

      Series A—Authorized 500,000 shares, issued 497,075 shares at a price of $2.00 per share.

      Series B—Authorized 150,000 shares, issued 150,000 shares at a price of $5.00 per share.

      Series C—Authorized 200,000 shares, issued 200,000 shares at a price of $5.00 per share.

      Series D—Authorized 250,000 shares, issued 249,750 shares at a price of $8.00 per share.

      Series E—Authorized 450,000 shares, issued 418,218 shares at a price of $23.91 per share.

    The rights and preferences of preferred shareholders as to dividends, redemption, liquidation and conversion are summarized as follows:

  •
  The shares of preferred stock have liquidation preferences, which equal the original issue price. The priority of liquidation preference is first Series E, then Series D, then Series B, then Series A, then Series C, and then common stock at $0.50 per share, after which preferred and common shareholders share ratably. For purposes of this preference, a liquidation event includes the sale of the Company or the sale of substantially all of the Company's assets.

  •
  The shares of preferred stock do not bear a right to dividends. However, no dividend may be paid on common stock shares unless and until equal dividends have been paid on each share of preferred stock, equal to the aggregate amount of dividends for common stock into which each share of preferred stock could be converted. There were no dividends declared as of June 30, 2000.

  •
  Each share of preferred stock is convertible into one share of common stock, subject to adjustment for certain dilutive issuances of additional shares of capital stock, at the election of the shareholder. Conversion occurs automatically in the event of the closing of a public offering of the Company's common stock pursuant to the filing of a registration statement on Form S-1 under the Securities Act of 1933, pursuant to a "firm commitment" underwriting by a nationally recognized underwriter, pursuant to the terms of the preferred stock agreements. Conversion also occurs at the election of the holders of a majority (two-thirds) of the outstanding shares of preferred stock to convert such shares of preferred stock, or upon the actual conversion of two-thirds of the maximum number of shares of preferred stock previously outstanding at any time.

  1992 Stock Option Plan

    In 1992, the board of directors and shareholders approved the 1992 Stock Option Plan (the "Plan"). Under the Plan, the board of directors may grant options to purchase the Company's common stock to employees, directors, or consultants at an exercise price of not less than 100% of the fair value of the Company's common stock at the date of grant, as determined by the board of directors. Options issued under the Plan have a term of ten years from the date of grant and generally vest 25% after one year, then ratably over the remaining three years.

    The Plan is summarized as follows:

	Options Outstanding	Weighted Average Exercise Price
Outstanding at June 30, 1998	235,075	$1.56
Granted	406,405	$2.37
Exercised	(35,375)	$0.40
Canceled	(16,300)	$2.27

Outstanding at June 30, 1999	589,805	$2.17
Granted	55,500	$2.40
Canceled	(74,840)	$2.40

Outstanding at June 30, 2000	570,465

Exercisable at June 30, 2000	448,273	$1.24

Available for grant at June 30, 2000	500,365

    The Company applies Accounting Principles Bulletin Opinion No. 25 and related interpretations in accounting for this Plan. Had compensation cost for the Plan been determined on the fair value as of the date of grant of the stock options under the Plan, consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company's net loss would have increased to the following pro forma amounts:

		2000	1999
Net loss	As reported	$(3,006,000)	$(3,466,000)
	Pro forma	$(3,288,000)	$(3,528,000)
Loss per share	As reported	(1.29)	(1.51)
	Pro forma	(1.41)	(1.54)

    The pro forma compensation cost may not be representative of that to be expected in future years.

  Options to Purchase Common Stock

    In prior years, options to purchase 22,500 shares of the Company's common stock were granted at an exercise price $0.80 per share to Directors, of which 7,500 shares have been exercised and 15,000 options were fully vested at June 30, 2000.

    The following table summarizes information about stock options outstanding at June 30, 2000:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding at June 30, 2000	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at June 30, 2000	Weighted Average Exercise Price
$0.20	386,905	2 years	$0.20	5,500	$0.20
0.50	37,500	3 years	0.50	37,500	0.50
0.80	40,284	6 years	0.80	39,550	0.80
1.00	10,000	9 years	1.00	10,000	1.00
2.40	110,776	9 years	2.40	355,723	2.40

	585,465			448,273

    The weighted average fair value of options issued in fiscal year 2000 and 1999 was $0.65 and $0.62, respectively. The fair value of each option grant was estimated using the Black-Scholes option pricing model with the following weighted average assumptions used for grants made in 2000 and 1999: risk-free interest rates ranging from 6.0 to 6.6%; expected dividend yields of 0%; expected lives of 5 years; expected volatility of 0%.

  Warrants to Purchase Common Stock

    Immediately exercisable warrants to purchase common stock were issued in March 1997 to various individuals who pledged collateral to secure the Company's line of credit in existence at that time. The warrants allow the holder to purchase the Company's common stock at $1.00 per share and expire upon the earlier of (1) the closing of an underwritten public offering of the Company's equity securities under the Securities Act of 1933, (2) the merger or consolidation of the Company where the Company's shareholders do not control the surviving entity, (3) the sale of substantially all assets of the Company. As of June 30, 2000, there are warrants for 245,000 shares outstanding relating to this line of credit.

    Immediately exercisable warrants to purchase 70,000 shares of common stock were issued in May 2000 to various individuals who pledged collateral to secure the Company's line of credit. The warrants allow the holder to purchase the Company's common stock at $1.00 per share and expire upon the earlier of (1) the closing of an underwritten public offering of the Company's equity securities under the Securities Act of 1933, (2) the merger or consolidation of the Company where the Company's shareholders do not control the surviving entity, (3) the sale of substantially all assets of the Company, or (4) December 31, 2001. The fair value of the warrants at the date of issuance was determined to be approximately $112,000 and was estimated using the Black-Scholes model with the following assumptions: risk-free interest rate of 6.51%, term of 1.5 years, expected volatility of 80% and no expected dividends. The fair value of the warrants is being recognized as interest expense ratably over the term of the line of credit.

  Net Exercise of Preferred Stock Warrants

    In August 1999, the Company issued 18,325 shares of Series A preferred stock to three shareholders. These shares were issued in settlement of warrants to purchase 20,000 shares of Series A preferred stock at an exercise price of $2.00 per share.

6.  Income Taxes

    The Company accounts for income taxes using the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. As of June 30, 2000 and 1999, the Company had fully reserved deferred tax assets of approximately $7,000,000 and $6,000,000, respectively, relating primarily to net operating loss and tax credit carryforwards.

    The Company has net operating losses for financial reporting and income tax purposes which are available to reduce taxable income, if any, in future years, for which no future tax benefit has been recognized in the accounts. For Federal income tax purposes, the Company has approximately $15,000,000 of net operating loss carryforwards as of June 30, 2000, which expire if unused beginning in the year ending June 30, 2007. For state purposes, the Company has approximately $12,000,000 of net operating loss carryforwards as of June 30, 2000, which expire if unused beginning in the year ending June 30, 2000. The Company also has research and development credit carryforwards available to offset future Federal and state taxes of approximately $600,000 and $500,000, respectively.

    The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards available to be used in any given year should certain events occur, including significant changes in ownership interest. Such a determination could substantially limit the eventual utilization of these carryforwards.

7.  Agreements

  Development Agreement

    In February 1998, certain development agreements with a major pharmaceutical company for its chlamydia and infectious vaginitis products were terminated. Pursuant to the terms of the termination agreement, in the event the Company were to commercialize three products that were the subjects of the development agreements within two years, the Company would be required to make certain royalty payments to the pharmaceutical company. As two of the three products were not commercialized within the two years, the maximum liability of the Company is approximately $290,000. As of June 30, 2000, the Company accrued approximately $10,000 for this obligation.

  Distribution, License and Stock Purchase Agreements

    The Company has entered into a distribution and licensing agreement and a stock purchase agreement with Cooper. Under the terms of the distribution and licensing agreement, the Company granted Cooper the right to market and distribute four of the Company's women's healthcare products for professional use in the United States and Canada. The distribution and licensing agreement specifies certain minimum purchase requirements and grants Cooper the right of first refusal for additional Company products. Under the terms of the stock purchase agreement, Cooper invested $10 million in Series E preferred stock, representing approximately 10% of the fully diluted equity of the Company. The Series E preferred stock has liquidation privileges and anti-dilution rights. Pursuant to the terms of the stock purchase agreement, the Company and its management entered into certain non-compete and employment agreements.

    For the years ended June 30, 2000 and 1999, product revenues recognized by the Company related to sales to Cooper were $222,000 and $267,000, respectively.

8.  401(k) Plan

    The Company has a 401(k) savings and profit sharing plan for all eligible employees and their beneficiaries. Annually, the board of directors determines the amount of the Company's contribution, if any. For the fiscal years ended June 30, 2000 and 1999, contributions of $35,000 and $36,000, respectively, have been approved and paid.

9.  Related-Party Transactions

    A leasing company to which the Company has a lease obligation outstanding is owned by shareholders of the Company. The lease payments were $147,000 in 2000 and $178,000 in 1999.

    The Company leases its facility from a partnership, a partner of which is a shareholder of the Company. Rent payments made in 2000 and 1999 were $261,000 and $251,000, respectively.

    In February 2000, the Company licensed certain of its technology to Nutricheck Inc., a company owned by certain of the Company's shareholders. The Company will receive a royalty ranging from 2%

to 5% of the net sales of any products developed by Nutricheck that incorporate any of the licensed technology.

10.  Industry and Geographic Information

    The Company operates in one reportable segment. Sales to customers outside the United States and Canada totaled $193,000 or 47% of revenue, for the year ended June 30, 2000. As of June 30, 2000, balances due from customers outside the United States and Canada totaled $31,302. No sales were made outside the United States and Canada during fiscal 1999.

    The Company had sales to eight customers and one customer in excess of 10% of net revenue which represented 93% and 100% of net sales for the years ended June 30, 2000 and 1999, respectively.

    As of June 30, 2000 and 1999 accounts receivable from two customers and one customer with balances due in excess of 10% of total accounts receivable totaled $28,681 and $22,538, respectively.

11.  Subsequent Event

    On October 30, 2000, the Company entered into a definitive merger agreement to be acquired by Quidel Corporation, a company that develops, manufactures, and markets point-of-care rapid diagnostic tests for the detection and management of a variety of medical conditions and illnesses. The merger agreement provides that the Company will exchange all of its outstanding stock, warrants and options for a total of approximately 3,250,000 common shares of Quidel Corporation. Completion of the transaction is subject to applicable government approvals and various conditions of closing. The transaction is intended to be accounted for under the rules of purchase accounting. The transaction is expected to close in November 2000, and Quidel Corporation has agreed to provide operating capital not to exceed $500,000 to the Company until the earlier of the closing of the transaction or December 31, 2000.

LITMUS CONCEPTS, INC.

Financial Statements
As of September 30 unaudited and June 30, 2000, and for the
Three Months Ending September 30, 2000 and 1999 unaudited

LITMUS CONCEPTS, INC.

Balance Sheets—June 30 and September 30, 2000

	September 30, 2000	June 30, 2000
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$56,000	$403,000
Accounts receivable, net of allowance for doubtful accounts of $10,000 and $8,600 as of June 30, 2000 and September 30, 2000, respectively	13,000	31,000
Inventory	187,000	202,000
Deferred interest	84,000	101,000
Prepaid expenses and other	43,000	28,000

Total current assets	383,000	765,000
Property and Equipment, net	130,000	141,000
Other Assets	18,000	18,000

Total assets	$531,000	$924,000

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Notes payable	$850,000	$700,000
Accounts payable	237,000	197,000
Accrued liabilities	412,000	344,000
Deferred revenue	185,000	304,000

Total liabilities	1,684,000	1,545,000

Commitments and Contingencies (Note 4)
Shareholders' Equity (Deficit):
Series A Preferred Stock, no par value:
Authorized—500,000 shares
Issued—497,075 shares at June 30, 2000 and September 30, 2000 ($994,000 liquidation preference)	919,000	919,000
Series B Preferred Stock, no par value:
Authorized—150,000 shares
Issued—150,000 shares at June 30, 2000 and September 30, 2000 ($750,000 liquidation preference)	745,000	745,000
Series C Preferred Stock, no par value:
Authorized—200,000 shares
Issued—200,000 shares at June 30, 2000 and September 30, 2000 ($1,000,000 liquidation preference)	996,000	996,000
Series D Preferred Stock, no par value:
Authorized—250,000 shares
Issued—249,750 shares at June 30, 2000 and September 30, 2000 ($1,998,000 liquidation preference)	1,991,000	1,991,000
Series E Preferred Stock, no par value:
Authorized—450,000 shares
Issued—418,218 shares at June 30, 2000 and September 30, 2000 ($10,000,000 liquidation preference)	9,971,000	9,971,000
Common stock, no par value:
Authorized—10,000,000 shares
Issued—2,324,636 and 2,330,136 at June 30, 2000 and September 30, 2000	401,000	399,000
Accumulated deficit	(16,176,000)	(15,642,000)

Total shareholders' deficit	(1,153,000)	(621,000)

Total liabilities and shareholders' deficit	$531,000	$924,000

The accompanying notes to financial statements are an integral part of these statements.

LITMUS CONCEPTS, INC.

Statements of Operations

For the Three Months Ended September 30, 2000 and 1999

	Three Months Ended September 30,
	2000	1999
	(Unaudited)
Revenues:
Product revenue	$129,000	$79,000
Research grant income	75,000	—

Total revenues	204,000	79,000

Operating costs:
Cost of product revenue	225,000	316,000
Research and development	233,000	274,000
Selling, general and administrative	246,000	259,000

Total operating costs	704,000	849,000

Loss from operations	(500,000)	(770,000)

Other income (expense):
Interest income	1,000	13,000
Interest expense	(35,000)	(3,000)

Total other income (expense), net	(34,000)	10,000

Net loss	$(534,000)	$(760,000)

Basic and diluted net loss per share	$(0.23)	$(0.33)

Shares used in basic and diluted loss per share	2,328,303	2,324,636

The accompanying notes to financial statements are an integral part of these statements.

LITMUS CONCEPTS, INC.

Statements of Cash Flows

For the Three Months Ended September 30, 2000 and 1999

	Three Months Ended September 30,
	2000	1999
	(Unaudited)
Cash flows from operating activities:
Net loss	$(534,000)	$(760,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	29,000	80,000
Changes in operating assets and liabilities:
Accounts receivable	18,000	21,000
Inventory	15,000	(9,000)
Prepaid expenses and other	(15,000)	(15,000)
Accounts payable	40,000	(74,000)
Accrued liabilities	68,000	(69,000)
Deferred revenue	(119,000)	—

Net cash used in operating activities	(498,000)	(826,000)

Cash flows from investing activities:
Purchase of property and equipment	(1,000)	(17,000)

Cash flows from financing activities:
Payments of capital lease obligations	—	(53,000)
Proceeds from issuance of common stock	2,000	—
Proceeds from notes payable	150,000	—

Net cash provided by (used in) financing activities	152,000	(53,000)

Net decrease in cash and cash equivalents	(347,000)	(896,000)
Cash and cash equivalents:
Beginning of period	403,000	1,555,000

End of period	$56,000	$659,000

Supplemental disclosure of cash flow Information:
Cash payments for interest	$18,000	$3,000

Noncash financing activities:
Net exercise of warrants to purchase 20,000 shares of Series A preferred stock at $2.00 per share	$—	$40,000

The accompanying notes to financial statements are an integral part of these statements.

LITMUS CONCEPTS, INC.

Notes to Unaudited Financial Statements

1.  Basis of Presentation

    The accompanying unaudited condensed consolidated financial statements of Litmus Concepts, Inc. (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation (consisting of normal recurring accruals) have been included. Operating results for the three months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the full fiscal year. For further information, refer to the financial statements and footnotes thereto for the year ended June 30, 2000, included in this Form 8-K.

2.  Inventory

    Inventory is stated at the lower of cost (first-in, first-out method) or market and consist of the following:

	September 30, 2000	June 30, 2000
	(Unaudited)
Raw materials	$150,000	$158,000
Work-in-process	18,000	25,000
Finished goods	19,000	19,000

	$187,000	$202,000

3.  Computation of Loss Per Share

    Basic and diluted loss per share is computed based upon the weighted average number of shares of common stock outstanding during the period. Potentially dilutive securities include options granted under the Company's stock option plan and outstanding warrants, both using the treasury stock method. Potentially dilutive securities were not used to calculate diluted loss per share because of their anti-dilutive effect.

4.  Notes Payable

    On September 7, 2000, the Company entered into two promissory note agreements with two shareholders who provided $150,000 to the Company. The promissory note agreements bear interest at the prime lending rate (9.5% at September 30, 2000) and grant the promissory note holders security interest in, and all rights to, title, interest and proceeds from a certain machine owned by the Company. The promissory note agreements are due no later than October 15, 2000 (see Note 11). The promissory note agreements must be paid in full upon change of control, sale or other disposition of substantially all of the assets of the Company or merger or consolidation of the Company with or into another entity.

5.  Commitments and Contingencies

    The Company is subject to various contingencies and claims arising in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these matters will not have a material adverse effect on the Company's financial position or results of operations.

6.  Shareholders' Deficit

    During the three months ended September 30, 2000, the Company issued 5,500 shares of common stock from the exercise of common stock options resulting in proceeds to the Company of $1,000.

7.  Comprehensive Income

    The Company has implemented Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. As of September 30, 2000, and for the three months then ended, the Company did not have any reportable components of comprehensive income.

8.  Research Grant Income

    On July 17, 2000, the Company was awarded a grant in the amount of $100,000 from the National Institutes of Health (NIH) for the development of a simple self test in the field of women's health for the period from August 1, 2000 to January 31, 2001. Rights to the invention vest with the Company provided certain requirements are met as well as acknowledgement of NIH support. Under federal regulations, the US government receives a royalty-free license for the invention's use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must manufacture it substantially in the United States. The Company recognized $75,000 of the award during the three months ended September 30, 2000.

9.  Recent Accounting Pronouncements

    In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's view in applying accounting principles generally accepted in the United States to revenue recognition in financial statements. SAB No. 101 must be implemented no later than the last fiscal quarter of the fiscal year beginning after December 15, 1999. Management has reviewed the provisions of SAB No. 101 and believes its revenue recognition policies comply with SAB No. 101.

    In April 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation Number ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation: an Interpretation of FASB Opinion No. 25." FIN 44 affects awards and modifications made after December 15, 1998. Management believes that their accounting policies comply with the applicable provisions of FIN 44.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and in June 1999 issued SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133." The objective of the statement is to establish accounting and reporting standards for derivative instruments and hedging activities. The required adoption of the principles of SFAS No. 133, as extended by SFAS No. 137, during the fiscal quarter ended September 31, 2000 did not effect the Company as Management believes that the Company did not have, nor was a party thereto, any derivative instruments or hedging activities as defined by SFAS No. 133 as of September 30, 2000.

10.  Industry and Geographic Information

    The Company operates in one reportable segment, consisting of the development and manufacture of point of care colorimetric diagnostic tests with diverse clinical applications. Sales to customers outside the United States and Canada totaled $10,000 and $5,000 or 8% and 6% of net sales for the three months ended September 30, 2000 and 1999, respectively. As of September 30, 2000 and June 30, 2000, balances due from customers outside the United States and Canada were $16,717 and $41,302, respectively.

    The Company had sales to an individual customer in excess of 10% of net sales. Sales to this customer represented 92% and 96% of net sales for the three months ended September 30, 2000 and 1999, respectively.

    As of September 30, 2000 and June 30, 2000 accounts receivable from five customers and one customer with balances due in excess of 10% of total accounts receivable totaled $19,166 and $31,681, respectively.

11.  Subsequent Events

    On October 16, 2000 and November 14, 2000, the promissory note agreements for the $150,000 payable to two stockholder's were amended to extend the due date to no later than December 15, 2000. The promissory notes were paid in full on December 12, 2000 in conjunction with the merger agreement noted below.

    On October 30, 2000, the Company entered into a definitive merger agreement to be acquired by Quidel Corporation, a company that develops, manufactures, and markets point-of-care rapid diagnostic tests for the detection and management of a variety of medical conditions and illnesses. The transaction closed on December 8, 2000. In consideration of the merger, the Company exchanged all of its outstanding stock, warrants and options for a total of approximately 3,217,000 common shares of Quidel Corporation for an aggregate purchase price of approximately $17,300,000 which is based on $5.375 per share of Quidel Corporation's common stock. The transaction is intended to be accounted for under the rules of purchase accounting. Also, in conjunction with the acquisition, Quidel Corporation paid $1,000,000 to one of the preferred shareholders of the Company for the rights to co-exclusively license the Company's products within the United States and Canada, and $177,000 of merger related costs of the Company. Quidel Corporation has loaned $500,000 to the Company through December 8, 2000.

QUIDEL CORPORATION / LITMUS CONCEPTS, INC.

Unaudited Pro Forma Consolidated Financial Statements
As of September 30, 2000 and for the Nine Months Ended September 30, 2000 and for the Twelve Months Ended December 31, 1999

ARTICLE 1 Introduction

    The following unaudited pro forma consolidated balance sheet as of September 30, 2000 and the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2000 and the year ended December 31, 1999 give effect to the merger as of September 30, 2000 for the pro forma consolidated balance sheet and as of January 1, 1999 for the pro forma consolidated statements of operations.

    The unaudited pro forma consolidated financial statements are based on historical financial statements of Quidel Corporation (Quidel) and Litmus Concepts, Inc., (Litmus), giving effect to the merger applying the purchase method of accounting and the assumptions and adjustments as discussed in the accompanying notes to the unaudited pro forma consolidated financial statements. These unaudited pro forma consolidated financial statements have been prepared by the management of Quidel based upon the consolidated financial statements of Quidel and Litmus as of September 30, 2000 and Quidel for the twelve months ended December 31, 1999 and the nine months ended September 30, 2000. Litmus quarterly information was conformed to Quidel's year ended December 31, 1999 and the nine months ended September 30, 2000. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto. The unaudited pro forma consolidated financial statements are not necessarily indicative of what actual results of operations would have been for the periods presented had the transaction occurred on the dates indicated and do not purport to indicate the results of the future operations.

Quidel Corporation / Litmus Concepts, Inc.

Unaudited Pro Forma Consolidated Balance Sheet—September 30, 2000

(In Thousands, Except Per Share Data)

	Quidel September 30, 2000	Litmus September 30, 2000	Merger Pro Forma Adjustments (Note B)	Merger Pro Forma As Adjusted
Assets
Current assets:
Cash and cash equivalents	$3,902	$56	$(1,906)	$2,052
Accounts receivable, net	7,833	13	—	7,846
Inventories	9,138	187	—	9,325
Deferred interest	—	84	—	84
Prepaid expenses and other	1,321	43	—	1,364

Total current assets	22,194	383	(1,906)	20,671
Property and equipment, net	20,766	130	500	21,396
Intangible assets, net	9,199	—	22,064	31,263
Deferred tax assets	9,115	—	(3,376)	5,739
Other assets	1,467	18	—	1,485

Total assets	$62,741	$531	$17,282	$80,554

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Notes payable	$—	$850	$—	$850
Accounts payable	3,492	237	—	3,729
Current portion of long-term debt and obligations under capital leases	1,222	—	—	1,222
Other accrued liabilities	4,579	412	1,135	6,126
Deferred revenue	—	185	—	185

Total current liabilities	9,293	1,684	1,135	12,112

Long-term debt and obligations under capital leases	10,376	—	—	10,376

Stockholders' equity (deficit):
Preferred stock, $.001 par value	—	—	—	—
Preferred stock, no par value	—	14,622	(14,622)	—
Common stock, $.001 par value	25	—	3	28
Common stock, no par value	—	401	(401)	—
Additional paid-in capital	120,274	—	17,291	137,565
Other accumulated comprehensive loss	(354)	—	—	(354)
Accumulated deficit	(76,873)	(16,176)	13,876	(79,173)

Total stockholders' equity (deficit)	43,072	(1,153)	16,147	58,066

Total liabilities and stockholders' equity (deficit)	$62,741	$531	$17,282	$80,554

The accompanying notes should be read in conjunction with this pro forma consolidated financial statement.

QUIDEL CORPORATION / LITMUS CONCEPTS, INC.

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2000

(In Thousands, Except Per Share Data)

	Quidel Nine Months Ended September 30, 2000	Litmus Nine Months Ended September 30, 2000	Merger Pro Forma Adjustments (Note C)	Merger Pro Forma As Adjusted
Net sales	$49,497	$278	$—	$49,775
Cost of sales	25,976	850	146	26,972

Gross profit (loss)	23,521	(572)	(146)	22,803

Operating expenses:
Research and development	5,872	701	36	6,609
Sales and marketing	13,152	—	—	13,152
General and administrative	5,944	814	—	6,758
Amortization of intangibles	1,498	—	2,236	3,734

Total operating expenses	26,466	1,515	2,272	30,253

Loss from operations	(2,945)	(2,087)	(2,418)	(7,450)

Other (income) expense:
Research contract, license and royalty income	(840)	(75)	—	(915)
Interest expense	899	42	—	941
Interest income	(69)	(2)	—	(71)
Other	364	—	—	364

Total other (income) expense	354	(35)	—	319

Loss before income taxes	(3,299)	(2,052)	(2,418)	(7,769)
Provision for income taxes	—	—	—	—

Net loss	$(3,299)	$(2,052)	$(2,418)	$(7,769)

Basic and diluted loss per share	$(0.13)			$(0.28)

Shares used in computing basic and diluted loss per share	24,613			27,830

The accompanying notes should be read in conjunction with this pro forma consolidated financial statement.

QUIDEL CORPORATION/LITMUS CONCEPTS, INC.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 1999

(In Thousands, Except Per Share Amounts)

	Quidel Year Ended December 31, 1999	Litmus Year Ended December 31, 1999	Merger Pro Forma Adjustments (Note C)	Merger Pro Forma As Adjusted
Net sales	$52,204	$420	$—	$52,624
Cost of sales	27,059	108	195	27,362

Gross profit	25,145	312	(195)	25,262

Operating expenses:
Research and development	7,070	2,524	47	9,641
Sales and marketing	14,390	—	—	14,390
General and administrative	6,024	1,150	—	7,174
Acquired in-process research and development	820	—	—	820
Amortization of intangibles	755	—	2,983	3,738

Total operating expenses	29,059	3,674	3,030	35,763

Loss from operations	(3,914)	(3,362)	(3,225)	(10,501)

Other (income) expense:
Research contract, license and royalty income	(4,315)	—	—	(4,315)
Interest expense	744	7	—	751
Interest income	(536)	(73)	—	(609)

Total other income	(4,107)	(66)	—	(4,173)

Income (Loss) before benefit for income taxes and extraordinary item	193	(3,296)	(3,225)	(6,328)

Income tax benefit	6,575	—	—	6,575
Income (Loss) before extraordinary item	6,768	(3,296)	(3,225)	247

Extraordinary item, early retirement of debt	(891)	—	—	(891)
Net income (loss)	$5,877	$(3,296)	$(3,225)	$(644)

Basic earnings per share	$0.25			$(0.02)

Diluted earnings per share	$0.24			$(0.02)

Shares used in computing basic earnings per share	23,841			27,058

Shares used in computing diluted earnings per share	24,167			27,058

The accompanying notes should be read in conjunction with this pro forma consolidated financial statement.

QUIDEL CORPORATION/LITMUS CONCEPTS, INC.

Notes to Unuadited Pro Forma Consolidated Financial Statements

NOTE A

    On December 8, 2000, Litmus was merged with a wholly-owned subsidiary of Quidel. As consideration for Quidel's merger with Litmus, Quidel has paid to holders of Litmus common stock and stock options pursuant to the terms of the merger agreement, 3,217,420 shares of Quidel common stock, par value $.001 per share at a price of $5.375 per share. Also, in conjunction with the acquisition, Quidel paid $1 million to one of the preferred shareholders of Litmus for the rights to co-exclusively license Litmus' products within the United States and Canada, and $177,000 of merger related costs of Litmus. Quidel also loaned $500,000 to Litmus through December 8, 2000.

    Litmus' fiscal year was June 30. Litmus' quarterly information was conformed to Quidel's twelve months ended December 31, 1999 and the nine months ended September 30, 2000.

NOTE B

    The pro forma consolidated balance sheet includes the estimated pro forma adjustments necessary to give effect to the merger, using the purchase method of accounting as if it had occurred on September 30, 2000 and reflects the allocation of the cost of the merger to the estimated fair value of assets acquired and liabilities assumed, including the issuance of 3,217,420 shares of Quidel common stock valued at approximately $17.3 million in the aggregate; payment of $177,000 in merger transaction costs; and elimination of Litmus' equity accounts.

    The purchase price for the Litmus acquisition was allocated to the tangible and intangible assets of Litmus based on preliminary estimates of the fair market value of those assets.

    The pro forma consolidated balance sheet for Litmus condenses preferred stock under one line item. Litmus had Series A through E preferred stock, no par value, with various shares authorized and issued and various liquidation preferences.

    The pro forma adjustments are summarized as follows (amounts in thousands):

    •
    Use of cash for merger and related transaction costs; $1,906

    •
    Issuance of Quidel common stock; $17,294

    •
    Elimination of Litmus preferred stock, common stock and accumulated deficit accounts; $(14,622), $(401) and $16,176, respectively

    •
    In process research and development; $(2,300)

    •
    Purchased intangible assets resulting from transaction; $22,064

    •
    Adjustment to carrying value of assets; $500

    •
    Accruals for merger and related transaction costs; $1,135

    •
    Deferred tax liability as a result of merger; $3,376

    The purchase price for the Litmus acquisition was allocated to the tangible and intangible assets of Litmus based on preliminary estimates of the fair market value of those assets.

NOTE C

    The pro forma consolidated statements of operations include adjustments necessary to reflect the merger as if it had occurred on January 1, 1999. For purposes of the pro forma consolidated statements of operations, acquired in-process research and development ($2.3 million) was assumed to have been written off prior to January 1, 1999. Accordingly, the pro forma consolidated statements of operations do not include such charge.

    The pro forma adjustments for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively, are summarized as follows (amounts in thousands):

  •
  Amortization of goodwill resulting from the merger based upon an estimated life of 7 years; $1,406 and $1,874, respectively

  •
  Amortization of purchased technology resulting from the merger based upon an estimated life of 7 years; $653 and $871, respectively

  •
  Amortization of favorable lease resulting from the merger based upon an estimated life of 9 years; $142 and $189, respectively

  •
  Amortization of intangible workforce benefit resulting from the merger based upon an estimated life of 3 years; $35 and $47, respectively

  •
  Amortization of an amendment to a license fee in conjunction with the merger based upon an estimated life of 7 years; $107 and $143, respectively

  •
  Depreciation of adjustment to carrying value of an asset based upon an estimated life of 5 years; $75 and $100, respectively

    The pro forma net loss per share and the pro forma shares used in computing the pro forma net loss per share for the nine months ended September 30, 2000 and for the year ended December 31, 1999 are based upon Quidel's historical weighted average common shares outstanding for the periods adjusted to reflect the issuance of 3,217,420 shares of Quidel common stock as described in Note A.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIDEL CORPORATION (Registrant)
Date: February 21, 2001	By:	/s/ CHARLES J. CASHION (Signature)
		Name:	Charles J. Cashion
		Title:	Senior Vice President, Corporate Operations, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.
23.1	Consent of Arthur Andersen LLP

QuickLinks

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
LITMUS CONCEPTS, INC. Balance Sheets—As of June 30, 2000 and 1999
LITMUS CONCEPTS, INC. Statements of Operations For the Years Ended June 30, 2000 and 1999
LITMUS CONCEPTS, INC. Statements of Shareholders' Equity (Deficit)
LITMUS CONCEPTS, INC. Statements of Cash Flows For the Years Ended June 30, 2000 and 1999
LITMUS CONCEPTS, INC. Notes to Financial Statements June 30, 2000 and 1999
LITMUS CONCEPTS, INC. Financial Statements As of September 30 unaudited and June 30, 2000, and for the Three Months Ending September 30, 2000 and 1999 unaudited
LITMUS CONCEPTS, INC. Balance Sheets—June 30 and September 30, 2000
LITMUS CONCEPTS, INC. Statements of Operations For the Three Months Ended September 30, 2000 and 1999
LITMUS CONCEPTS, INC. Statements of Cash Flows For the Three Months Ended September 30, 2000 and 1999
LITMUS CONCEPTS, INC. Notes to Unaudited Financial Statements
QUIDEL CORPORATION / LITMUS CONCEPTS, INC. Unaudited Pro Forma Consolidated Financial Statements As of September 30, 2000 and for the Nine Months Ended September 30, 2000 and for the Twelve Months Ended December 31, 1999
Quidel Corporation / Litmus Concepts, Inc. Unaudited Pro Forma Consolidated Balance Sheet—September 30, 2000 (In Thousands, Except Per Share Data)
QUIDEL CORPORATION / LITMUS CONCEPTS, INC. Unaudited Pro Forma Consolidated Statement of Operations For the Nine Months Ended September 30, 2000 (In Thousands, Except Per Share Data)
QUIDEL CORPORATION/LITMUS CONCEPTS, INC. Unaudited Pro Forma Consolidated Statement of Operations For the Year Ended December 31, 1999 (In Thousands, Except Per Share Amounts)
QUIDEL CORPORATION/LITMUS CONCEPTS, INC. Notes to Unuadited Pro Forma Consolidated Financial Statements
SIGNATURES
Exhibit Index